Exhibit 10.1

Execution Copy

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (herein called the “Amendment”) made as of November 24, 2014 by and among CORENERGY INFRASTRUCTURE TRUST, INC., a Maryland corporation (“Borrower”), the Guarantors which are, or may become signatory to the Credit Agreement (as defined below), REGIONS BANK, as Swing Line Lender, LC Issuer and Agent, BANK OF AMERICA, N.A., as syndication agent, REGIONS BANK and BANK OF AMERICA, N.A., as Lenders, and REGIONS CAPITAL MARKETS, a Division of Regions Bank, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (or one of its designated affiliates), as joint lead arrangers and joint book runners.

W I T N E S S E T H:

WHEREAS, Borrower, Guarantors, and Regions Bank, as Lender, Swing Line Lender, LC Issuer and Agent, entered into that certain Revolving Credit Agreement dated as of September 26, 2014 (as from time to time, supplemented, amended, or restated, the “Original Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower, Guarantors, Agent and Lenders desire to amend the Original Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

§ 1.1.            Terms Defined in the Original Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2.            Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this First Amendment to Revolving Credit Agreement.

“Amendment Documents” means this Amendment, each new Note, a Joinder agreement (Guarantor) in the form of Exhibit G to the Credit Agreement by each of CMGI, MGP and UPS dated as of the First Amendment Effective Date, a Grantor Accession Agreement in the form attached as Exhibit A to the Security Agreement dated September 26, 2014 among Borrower, Guarantors and Agent by each of CMGI, MGP and UPS dated as of the First Amendment Effective Date, the MGP Mortgage, the UPS Mortgage, the Collateral Assignment (CMGI Note), the Master Intercreditor Agreement and any other document required to be delivered by Borrower or any Guarantor pursuant to Article III hereof.

“Credit Agreement” means the Original Credit Agreement as amended hereby.

First Amendment to Revolving Credit Agreement

ARTICLE II.

AMENDMENTS TO ORIGINAL AGREEMENT

§ 2.1.            Defined Terms.

(a)            The following definitions set forth in Section 1.1 of the Original Credit Agreement are hereby amended in their entirety as follows:

Agreement Regarding Fees.  The Regions Fee Letter dated as of November 14, 2014, among Agent, Regions and Borrower regarding certain fees payable by Borrower in connection with this Agreement and the First Amendment.

Arranger.  Each of Regions Capital Markets, a division of Regions Bank, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or one of its designated affiliates).

Base Rate Spread.  For any day, (a) from the First Amendment Effective Date to the date that is six (6) months after such date, the per annum rate of two and one-quarter percent (2.25%), and (b) thereafter, the applicable rate per annum set forth in the grid below determined by reference to the Total Recourse Leverage Ratio as set forth in the most recent Compliance Certificate received by Agent pursuant to §7.4(c):

Applicable Margin
Pricing Level	Total Recourse Leverage Ratio	Base Rate Loans
1	≤ 1.0:1.0	1.50%
2	> 1.0:1.0 but ≤ 1.5:1.0	1.75%
3	> 1.5:1.0 but ≤ 2.0:1.0	2.00%
4	> 2.0:1.0	2.25%

Any increase or decrease in the Base Rate Spread resulting from a change in Total Recourse Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to §7.4(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

First Amendment to Revolving Credit Agreement

Borrowing Base.  As of any date of determination, the Borrowing Base as set forth in the most recent Borrowing Base Certificate delivered pursuant to §7.4(e).  The Borrowing Base value of each Borrowing Base Asset shall be equal to the lesser of (a) fifty percent (50%) of the acquisition price, cost or investment amount, as applicable, of such Borrowing Base Asset, as supported by a third-party valuation (or subsequent re-valuation as described in clause (iii) below) acceptable to Agent, or (b) 4.5 times the projected Asset Cash Flow of the immediately upcoming four (4) fiscal quarters attributable to such Borrowing Base Asset, as reasonably determined by the Required Lenders and shall initially include:

(a)            $20,000,000, attributable to the Willbridge Terminal Facility and the Willbridge Terminal Facility Lease, plus fifty percent (50%) of capital expenditures made with respect to the Willbridge Terminal Facility since the acquisition thereof, such capital expenditures set forth in reasonable detail satisfactory to Agent,

(b)            Prior to April 1, 2015, $6,160,000, attributable to the PSNM Receivable; provided, at any time an event of default exists under the EIP Lease or if PSNM fails to make the prepayment of rent as provided in Section 3.2(a)(ii) of the EIP Asset Purchase Agreement and such failure continues for 10 days, the Borrowing Base value of the PSNM Receivable shall be reduced to zero until such event of default under the EIP Lease is cured or such prepayment of rent is made, as applicable, and

(c)            $60,700,000, attributable to the MGP Pipeline (and, following execution thereof, the MGP Pipeline Lease).

As used herein, “Asset Cash Flow” means projected EBITDA attributable to such asset  determined prior to the payment of any management fees to Corridor.

In any event, the parties acknowledge and agree that (i) with respect to any Eligible Asset that includes an Eligible Lease, at any time that three consecutive uncured payment defaults exist under the Eligible Lease with respect to such Eligible Asset, the Borrowing Base value of such Eligible Asset shall be zero, (ii) with respect to any Eligible Mortgage, at any time that three consecutive uncured payment defaults exist under such Eligible Mortgage, the Borrowing Base value of such Eligible Mortgage shall be zero, and (iii) at any time Borrower is required to obtain a new third-party re-valuation with respect to any Borrowing Base Asset pursuant to a potential reduction in the book value of such Borrowing Base Asset under applicable GAAP financial reporting guidelines, such re-valuation shall be used in determining the value of such Borrowing Base Asset.

Furthermore, the parties acknowledge and agree that as of the Closing Date neither the Mowood (Omega) System nor the Mowood (Omega) System Contract qualify as an Eligible Asset, but that if following the Closing Date the Mowood (Omega) System and Mowood (Omega) System Contract shall qualify as an Eligible Asset, the Borrowing Base value thereof shall be (i) discounted fifty percent (50%) if the Mowood (Omega) System Contract expires less than 6 months (but more than 3 months) from such determination date and (ii) reduced to zero if the Mowood (Omega) System Contract expires in less than 3 months from such determination date.

First Amendment to Revolving Credit Agreement

Commitment.  With respect to each Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Lender’s Commitment to make or maintain Loans to Borrower, as the same may be changed from time to time in accordance with the terms of §2.8 of this Agreement.  As of the First Amendment Effective Date the aggregate Commitments are $90,000,000.

Lenders.  Regions (in its capacity as a Lender and as Swing Line Lender hereunder rather than as Agent or LC Issuer), Bank of America and the other lending institutions which are or may become parties to this Agreement, pursuant to § 18 hereof, as is defined in the first paragraph of this Agreement.

Letter of Credit Fee Rate. For any day, (a) from the First Amendment Effective Date to the date that is six (6) months after such date, the per annum rate of three and one-half percent (3.5%), and (b) thereafter, the applicable rate per annum set forth in the grid below determined by reference to the Total Recourse Leverage Ratio as set forth in the most recent Compliance Certificate received by Agent pursuant to §7.4(c):

Applicable Margin
Pricing Level	Total Recourse Leverage Ratio	Letter of Credit Fee
1	≤ 1.0:1.0	2.75%
2	> 1.0:1.0 but ≤ 1.5:1.0	3.00%
3	> 1.5:1.0 but ≤ 2.0:1.0	3.25%
4	> 2.0:1.0	3.50%

Any increase or decrease in the Letter of Credit Fee Rate resulting from a change in the Total Recourse Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to §7.4(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

First Amendment to Revolving Credit Agreement

LIBOR Rate Spread.  For any day, (a) from the First Amendment Effective Date to the date that is six (6) months after such date, the per annum rate of three and one-half percent (3.5%), and (b) thereafter, the applicable rate per annum set forth in the grid below determined by reference to the Total Recourse Leverage Ratio as set forth in the most recent Compliance Certificate received by Agent pursuant to §7.4(c):

Applicable Margin
Pricing Level	Total Recourse Leverage Ratio	LIBOR Rate Loans
1	≤ 1.0:1.0	2.75%
2	> 1.0:1.0 but ≤ 1.5:1.0	3.00%
3	> 1.5:1.0 but ≤ 2.0:1.0	3.25%
4	> 2.0:1.0	3.50%

Any increase or decrease in the LIBOR Rate Spread resulting from a change in Total Recourse Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to §7.4(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Maturity Date.  Four (4) years from the First Amendment Effective Date, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Required Lenders.  As of any date, not less than two (2) Lenders (not including any Defaulting Lender which shall not be entitled to vote) whose aggregate Commitment Percentage exceeds fifty percent (50%).

Revolving Loans.  Collectively, the aggregate Loans to be made by Lenders under §2.1 under the Commitment.

Security Agreement.  Security Agreement dated September 26, 2014 executed by the Loan Parties in favor of Agent for the benefit of Lenders granting a security interest in all personal property assets of the Loan Parties.

Security Documents.  Collectively, the Mortgages, the Security Agreement, the Assignments of Lease, the Mortgage Assignments, the CMGI Intercompany Note Documents, the Collateral Assignment (CMGI Note), the Master Intercreditor Agreement and any further security documents now or hereafter delivered by Borrower or a Guarantor to Agent for the benefit of Lenders, including, without limitation, UCC-1 financing statements filed or recorded in connection therewith, as each may be further amended, modified, renewed, consolidated, supplemented or extended, from time to time.

First Amendment to Revolving Credit Agreement

Swing Line Sublimit.  $5,000,000.  The Swing Line Sublimit is part of, and not in addition to, the Commitments.

(b)            The following definitions set forth in Section 1.1 of the Original Credit Agreement are hereby amended in part as follows:

Eligible Assets.  The last sentence of the definition of “Eligible Assets” is hereby amended to read as follows:

As of the First Amendment Effective Date, each of the Willbridge Terminal Facility, the PSNM Receivable and the MGP Pipeline is an Eligible Asset.

Fixed Charge Coverage Ratio; Total Leverage Ratio; Total Recourse Leverage Ratio.  The definitions of “Fixed Charge Coverage Ratio”, “Total Leverage Ratio”; and “Total Recourse Leverage Ratio” are hereby amended by deleting the proviso at the end of each such definition.

(c)            The definition of “OFAC Review Process” in Section 1.1 of the Original Credit Agreement is hereby deleted in its entirety.

(d)            The following new definitions are hereby added to Section 1.1 of the Original Credit Agreement in proper alphabetical order to read as follows:

Anti-Corruption Laws.  All laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

Bank of America.  Bank of America, N.A.

CMGI.  Corridor MoGas, Inc., a Delaware corporation and a wholly-owned Subsidiary of Borrower, and its successors and assigns.

CMGI Intercompany Note Documents.  Collectively, (i) that certain Term Note dated as of the First Amendment Effective Date by CMGI as maker and payable to Borrower in the original principal amount of $[87,500,000] (the “CMGI Intercompany Note”), and (ii) all guaranties, mortgages and security documents by MGP and UPS in favor of CMGI securing the CMGI Intercompany Note, including, without limitation, UCC-1 financing statements filed or recorded in connection therewith, as each may be further amended, modified, renewed, consolidated, supplemented or extended, from time to time.

Collateral Assignment (CMGI Note).  That certain Collateral Assignment of Note and Mortgage dated as of the First Amendment Effective Date by Borrower in favor of Agent for the benefit of the Lender Parties granting a security interest in the mortgages dated as of the First Amendment Effective Date delivered by MGP and UPS in favor of Borrower to secure the CMGI Intercompany Note, together with Consent and Estoppel Agreement by MGP, UPS and CMGI.

First Amendment to Revolving Credit Agreement

Designated Persons.  A person or entity: (i) listed in the annex to, or otherwise the subject of the provisions of, any executive order administered by OFAC or the U.S. Department of State or (ii) named as a “Specially Designated National and Blocked Person” or a “Foreign Sanctions Evaders” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or is otherwise the subject of any Sanctions Laws and Regulations.

First Amendment.  That certain First Amendment to Revolving Credit Agreement dated as of November 24, 2014 among Borrower, Guarantors, Agent, LC Issuer and the Lenders party thereto.

First Amendment Effective Date.  The date on which all conditions precedent set forth in the First Amendment have been satisfied and the First Amendment is closed and effective pursuant to the terms thereof.

Master Intercreditor Agreement.  That certain Master Intercreditor Agreement dated as of the First Amendment Effective Date among (i) MGP/UPS Credit Facility Agent, on behalf of the lender parties under the MGP/UPS Credit Facility, (ii) Borrower, as payee under the CMGI Intercompany Note, and (iii) Agent, on behalf of the Lender Parties.

MGP.  MoGas Pipeline LLC, a Delaware limited liability company and, prior to the consummation of the MGP Equity Sale, a wholly-owned Subsidiary of CMGI, and its successors and assigns.

MGP Equity Sale.  Following the distribution of the MGP Pipeline to CMGI, and subject to FERC approval, the proposed sale by CMGI to the MGP Pipeline Lessee/Operator of all of the Equity Interests in MGP and the contemporaneous execution of the MGP Pipeline Lease.

MGP Mortgage.  That certain Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of the First Amendment Effective Date by MGP in favor of Agent for the benefit of Lenders granting liens on and security interests in the MGP Pipeline to secure the Obligations.

MGP Pipeline.  The fee, leasehold, easement, right-of-way and/or other real property interests, together with all improvements thereon, of MGP with respect to the approximately 263-mile natural gas pipeline in Missouri and Illinois owned and operated by MGP.

MGP Pipeline Lease.  An operating lease between CMGI, as lessor, and MGP Pipeline Lessee/Operator, as lessee, to be entered into in connection with the consummation of the MGP Equity Sale, pursuant to which the MGP Pipeline Lessee/Operator shall, upon the consummation of the MGP Equity Sale, agree to operate the MGP Pipeline, as modified and amended.

First Amendment to Revolving Credit Agreement

MGP Pipeline Lessee/Operator.  The purchaser under the MGP Equity Sale, in its capacity as lessee and operator of the MGP Pipeline pursuant to the MGP Pipeline Lease.

MGP/UPS Purchase Agreement.  That certain Limited Liability Company Interests Purchase Agreement dated as of November 17, 2014 among Borrower, as purchaser, and Mogas Energy, LLC, as seller, pursuant to which Borrower is acquiring MGP and UPS, as it may be modified or amended from time to time.

MGP/UPS Credit Facility.  The revolving credit facility under that certain Revolving Credit Agreement dated as of the First Amendment Effective Date among MGP and UPS, as co-borrowers, MGP/UPS Credit Facility Agent, and Regions (in its capacity as a lender thereunder rather than as agent), Bank of America, and the other lending institutions which are or may become parties thereto, as lenders.

MGP/UPS Credit Facility Agent.  Regions, as agent under the MGP/UPS Credit Facility.

OFAC.  The Office of Foreign Assets Control of the U.S. Department of the Treasury.

Sanctions Laws and Regulations.  Economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

UPS.  United Property Systems, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of CMGI, and its successors and assigns.

UPS Mortgage.  That certain Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of the First Amendment Effective Date by UPS in favor of Agent for the benefit of Lenders granting liens on and security interests on the office building located at 329 Josephville Road, Wentzville, Missouri 63385 at which MGP maintains its principal place of business to secure the Obligations.

§ 2.2.            Lenders Schedule.  The Lenders Schedule attached as Schedule 1.1 to the Original Credit Agreement is hereby amended in its entirety to read as set forth on Schedule 1.1 attached hereto.

§ 2.3.            Requests and Funds for Revolving Loans; Funds for Payment.  The reference to “12:00 noon (Houston time)” in the first sentence of Section 2.5 of the Original Credit Agreement is hereby amended to refer instead to “11:00 a.m. (Houston time)”, the reference to “2:00 p.m. (Houston time)” in the first sentence of Section 2.6 of the Original Credit Agreement is hereby amended to refer instead to “1:00 p.m. (Houston time)”, and the reference to “1:00 p.m. (Houston time)” in the Section 4.3 of the Original Credit Agreement is hereby amended to refer instead to “12:00 noon (Houston time)”.

First Amendment to Revolving Credit Agreement

§ 2.4.            Use of Proceeds. Section 2.7 of the Original Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

Borrower and its Subsidiaries shall not, and, to their knowledge, their respective officers, employees, directors and agents (in their capacity as officers, employees, directors or agents, respectively, of Borrower or any of its Subsidiaries), shall not, use the proceeds of any Loan (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations (on the Closing Date, Cuba, Iran, North Korea, Sudan, Syria and Ukraine-related), (ii) in any other manner  that would result in a material violation of any Sanctions Laws and Regulations by Borrower or its Subsidiaries or (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

§ 2.5.            Mandatory Prepayments.  The reference to “(ii) the aggregate outstanding Loans and Letters of Credit exceed the Borrowing Base” in the first sentence of Section 3.2 of the Original Credit Agreement is hereby amended to refer instead to “(ii) the aggregate outstanding Loans and Letters of Credit exceed (A) the Borrowing Base minus (B) the outstanding principal amount of the loans under the MGP/UPS Credit Facility”.

§ 2.6.            Collateral.  The last sentence of Section 5.1(b) of the Original Credit Agreement is hereby amended in its entirety to read as follows:

All such liens or security titles shall be prior and superior in right to any other Person except (i) Permitted Liens having priority by operation of law, (ii) as provided in the Master Intercreditor Agreement or (iii) as may be consented to from time to time by Required Lenders.

§ 2.7.            No Material Adverse Change.  The reference to “As of the Closing Date, there has occurred” in the first sentence of Section 6.5 of the Original Credit Agreement is hereby amended to refer instead to “There has occurred”.

§ 2.8.            Litigation.  The reference to “As of the Closing Date, except as described on Schedule 6.7 hereto,” in the first sentence of Section 6.7 of the Original Credit Agreement is hereby amended to refer instead to “Except as described on Schedule 6.7 hereto,”, and the reference to “As of the Closing Date, there are no” in the second sentence of such Section 6.7 is hereby amended to refer instead to “There are no”.

First Amendment to Revolving Credit Agreement

§ 2.9.            Anti-Corruption Laws; Sanctions Laws and Regulations.  Section 6.24 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with Anti-Corruption Laws and applicable Sanctions Laws and Regulations.  Borrower and its Subsidiaries and, to the knowledge of the Company and its Subsidiaries, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions Laws and Regulations in all material respects (for the avoidance of doubt, this representation shall not fail to be true and correct due to any failure or failures to comply with Anti-Corruption Laws (i) that are isolated and do not evidence a pervasive or systemic pattern of violations of such laws and regulations or a significant deficiency in the implementation of the aforesaid policies and procedures to ensure compliance by Borrower and its Subsidiaries with Anti-Corruption Laws or (ii) that arise from actions or incidents that have been publicly disclosed by Borrower or disclosed in writing to the Agent (with a copy to Lenders), in each case, at least twenty (20) days prior to the First Amendment Effective Date).  Neither Borrower nor any of its Subsidiaries, or to their knowledge any of their directors or officers, or any of their respective agents acting or benefiting in any capacity in connection with this Agreement or any other Loan Document, is a Designated Person or is knowingly engaged in any activity that could reasonably be expected to result in such Person becoming a Designated Person.  No Loan, use of proceeds or other transaction contemplated by this Agreement will result in a violation of Anti-Corruption Laws or applicable Sanctions Laws and Regulations by Borrower or any of its Subsidiaries.

§ 2.10.         Solvency.  The reference to “As of the Closing Date and after giving effect” in the first sentence of Section 6.27 of the Original Credit Agreement is hereby amended to refer instead to “After giving effect”.

§ 2.11.         Compliance with Laws, Contracts, Licenses and Permits.  Section 7.10 of the Original Credit Agreement is hereby amended by adding the following sentence at the end thereof:

Borrower and its Subsidiaries will maintain in effect and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with Anti-Corruption Laws and applicable Sanctions Laws and Regulations.

§ 2.12.         Restrictions on Indebtedness.  Section 8.1 of the Original Credit Agreement is hereby amended by adding a new clause (vii) at the end thereof, to read as follows:

(vii)            prior to consummation of the MGP Equity Sale, and subject to the Master Intercreditor Agreement: (A) Indebtedness of MGP and UPS under the MGP/UPS Credit Facility and (B) Indebtedness of CMGI, MGP and UPS under the CMGI Intercompany Note Documents.

§ 2.13.         Restrictions on Liens.  Section 8.2 of the Original Credit Agreement is hereby amended by adding a new clause (viii) at the end thereof, to read as follows;

(viii)            prior to consummation of the MGP Equity Sale, and subject to the Master Intercreditor Agreement: Liens on assets of MGP and UPS securing Indebtedness described in Section 8.1(vii).

First Amendment to Revolving Credit Agreement

§ 2.14.         Limitations on Dispositions.  Section 8.11 of the Original Credit Agreement is hereby amended by adding a new clause (e) immediately following clause (d) thereof, to read as follows:

(e)            The MGP Equity Sale; provided that (i) the MGP Pipeline shall be distributed to CMGI prior thereto, (ii) the MGP Equity Sale shall have received FERC approval; (iii) Borrower shall have notified Agent and Lenders of the proposed MGP Lessee/Operator and provided the proposed form of the MGP Pipeline Lease to Agent and Lenders, and both such proposed MGP Lessee/Operator, and such proposed form of the MGP Pipeline Lease, shall be satisfactory to Agent in its reasonable discretion in all respects, (iv) contemporaneous therewith (w) the CMGI Intercompany Note shall be retired and all guaranties thereof shall be terminated, (x) all outstanding Indebtedness under the MGP/UPS Credit Facility shall be paid in full and commitments thereunder shall be terminated, (y) all Liens under the MGP/UPS Loan Documents and the CMGI Intercompany Note Documents shall be released and terminated, and (z) the Master Intercreditor Agreement shall be terminated.

§ 2.15.         Corporate Financial Covenants.  Section 9.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

§9.1            Corporate Financial Covenants.

(a)            Fixed Charge Coverage Ratio.  Borrower will not, as of the end of any fiscal quarter of Borrower commencing December 31, 2014, permit the Fixed Charge Coverage Ratio to be less than 3.5:1.0.

(b)            Total Leverage Ratio.  Borrower will not, as of the end of any fiscal quarter of Borrower commencing December 31, 2014, permit the Total Leverage Ratio to exceed 5.5:1.0.

(c)            Total Recourse Leverage Ratio.  Borrower will not, as of the end of any fiscal quarter of Borrower commencing December 31, 2014, permit the Total Recourse Leverage Ratio to exceed (i) 3.25:1.0 for each fiscal quarter through the fiscal quarter ending March 31, 2015 and (ii) 3.00:1.0 for each fiscal quarter ending June 30, 2015 and thereafter.

(d)            Total Funded Debt to Capitalization Percentage.  Borrower will not, as of the end of any fiscal quarter of Borrower commencing December 31, 2014, permit the Total Funded Debt to Capitalization Percentage to exceed 50.0%.

The determination of Borrower’s compliance with the foregoing covenants and the components thereof by Agent shall be conclusive and binding absent manifest error.

First Amendment to Revolving Credit Agreement

§ 2.16.         Events of Default and Acceleration.

(a)            Section 12.1(f) of the Original Credit Agreement is hereby amended by adding the following at the end thereof:

, including without limitation the occurrence of any “Default” or “Event of Default” (as such terms are defined in the MGP/UPS Credit Facility) under the MGP/UPS Credit Facility.

(b)            The reference to “against Borrower and its Subsidiaries exceeds in the aggregate $5,000,000” in Section 12.1(j) of the Original Agreement is hereby amended to refer instead to “against Borrower and its Restricted Subsidiaries exceeds in the aggregate $100,000 (or against Unrestricted Subsidiaries exceeds in the aggregate $5,000,000)”.

§ 2.17.         Conditions to Assignment by Lenders.  Clause (ii) of the proviso at the end of the first sentence of Section 18.1(a) of the Original Credit Agreement is hereby amended in its entirety to read as follows:

(ii)   each such assignment shall be of a constant, and not varying, percentage of the assigning Lender’s rights and obligations under this Agreement, and prior to the MGP Equity Sale shall be accompanied by an assignment under the MGP/UPS Credit Facility from such assigning Lender to such assignee Lender in the same percentage such that each Lender under this Agreement shall at all times retain an identical “Commitment Percentage” (as defined herein and in the MGP/UPS Credit Facility) hereunder and under the MGP/UPS Credit Facility, and any modification or amendment of the foregoing requirement shall require the consent of all Lenders,

§ 2.18.         Indemnification; Relationship.  The reference to “Agent and Lenders” in the first sentence of Section 16 of the Original Credit Agreement is hereby amended to refer instead to “Agent, Arrangers and Lenders”, and the reference to “Agent or any Lender” in such sentence is hereby amended to refer instead to “Agent, any Arranger or any Lender”.  The reference to “None of Agent nor any Lender” in the first sentence of Section 20 of the Original Credit Agreement is hereby amended to refer instead to “None of Agent, nor any Arranger, nor any Lender”, the reference to “Regions or any affiliate” in the second sentence of such Section 20 is hereby amended to refer instead to “Agent, any Arranger or any Lender, or any affiliate thereof”.

§ 2.19.         Schedules.  The Subsidiary Schedule attached as Schedule 6.1(b) to the Original Credit Agreement is hereby amended in its entirety to read as set forth in Schedule 6.1(b) attached hereto.

§ 2.20.         MGP Equity Sale.  In connection with the consummation of the MGP Equity Sale, subject to Borrower’s compliance with Section 8.11(e) of the Credit Agreement with respect thereto, Lenders hereby authorize Agent to release all Liens on the following Collateral: the CMGI Intercompany Note, all guaranties thereof, and all Liens on the assets of MGP and UPS under the CMGI Intercompany Note Documents, all of which have been collaterally assigned or pledged to Agent pursuant to the Collateral Assignment (CMGI Note) and the other Security Documents to secure the Obligations.

First Amendment to Revolving Credit Agreement

§ 2.21.        New Lenders.  Each Lender which was a party to the Original Credit Agreement, and each other Lender a party hereto (each a “New Lender”), hereby agrees that it shall have a Commitment in the amount set forth opposite such Lender’s name on the Lenders Schedule under the heading “Commitment”.  By its execution and delivery of this Amendment, each New Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement to the extent of  its Commitment.  Each New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) reserved, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Notes and either it, or the person exercising discretion in making its decision to enter into this Amendment, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to §7.4 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to extend its Commitment, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, and (vii) if it is a Foreign Lender, it has forwarded to Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Lender; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

§ 2.22.        Master Intercreditor Agreement.  Each Lender hereby consents to the terms of the Master Intercreditor Agreement and authorizes Agent to execute and deliver the Master Intercreditor Agreement in its capacity as Agent for the benefit of such Lender.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

§ 3.1.            Effective Date.  This Amendment shall become effective as of the date first above written upon satisfaction of the following conditions precedent on or prior to such date (the “Effective Date”):

(a)            Each of the Amendment Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent.  Agent shall have received a fully executed copy of each such document, including the original CMGI Intercompany Note (with an allonge indorsement in favor of Agent), except that each Lender shall have received a fully executed counterpart of its new Note or Notes.

(b)             Agent shall have received from Borrower a copy, certified as of a recent date by the appropriate officer of each State in which each Loan Party is organized or in which the Eligible Assets are located (which may be a copy delivered pursuant to the closing of the Original Credit Agreement) and a duly authorized member, manager, partner or officer of such Loan Party, as applicable, to be true and complete, of the Organizational Documents of such Loan Party, as applicable, or its qualification to do business, as applicable, as in effect on such date of certification.

First Amendment to Revolving Credit Agreement

(c)            All action on the part of each Loan Party necessary for the valid execution, delivery and performance by such Loan Party of this Amendment and the other Amendment Documents (as applicable) to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to Agent shall have been provided to Agent.  Agent shall have received from each Loan Party true copies of their respective resolutions adopted by their respective board of directors or other governing body authorizing the transactions described herein (which may be a copy delivered pursuant to the closing of the Original Credit Agreement, each certified by its secretary, assistant secretary or other appropriate representative as of a recent date to be true and complete.

(d)            Agent shall have received from each Loan Party, an incumbency certificate (or certification as to the continuing accuracy of a previously-delivered incumbency certificate), dated as of the Effective Date, signed by a duly authorized officer of such Loan Party and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Loan Party, each of the Loan Documents to which such Person is or is to become a party.  Agent shall have also received from Borrower a certificate (or certification as to the continuing accuracy of a previously-delivered certificate, dated as of the Effective Date, signed by a duly authorized member of Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan Requests and Conversion Requests, and to give notices and to take other action on behalf of Borrower under the Loan Documents.

(e)            Agent shall have received a favorable opinion addressed to Lenders and Agent and dated as of the Effective Date, in form and substance reasonably satisfactory to Agent, from counsel of Borrower and the other Loan Parties, and counsel in such other states as may be requested by Agent, as to such matters as Agent shall reasonably request.

(f)            Agent shall have received evidence reasonably satisfactory to Agent that Borrower shall have received proceeds from the issuance of new Common Equity in an amount not less than $45,000,000.

(g)            Agent shall have received a final executed copy of the MGP/UPS Purchase Agreement (and copies of payoff letters, lien releases and other release documentation delivered pursuant thereto as required thereby with respect to credit facilities at Mogas Energy, LLC and MGP with Union Bank and such other related documents as Agent may request), and all conditions precedent to the consummation of its acquisition of all of the Equity Interests of MGP and UPS pursuant to the terms thereof shall have been satisfied.

(h)            Agent shall have received an appraisal of the MGP Pipeline, in form and substance satisfactory to Agent in all respects, showing an appraised value of the MGP Pipeline of not less than the final purchase price under the MGP/UPS Purchase Agreement.

First Amendment to Revolving Credit Agreement

(i)            Agent shall have received a copy of a term sheet for the MGP Pipeline Lease, the material terms of which shall be satisfactory to Agent in all material respects.

(j)            Borrower shall have paid the fees payable pursuant to (1) that certain Joint Fee Letter dated November 14, 2014 among Borrower, Regions, Bank of America and Arrangers, and (2) the Agreement Regarding Fees.

(k)            Agent shall have received evidence satisfactory to it that the insurance coverages required by the Credit Agreement or the other Loan Documents with respect to the MGP Pipeline are in effect.

(l)            Borrower and the other Loan Parties shall have performed and complied with all terms and conditions herein required to be performed or complied with by them on or prior to the Effective Date, and on the Effective Date there shall exist no Default or Event of Default.

(m)            The representations and warranties made by Borrower and each of the other Loan Parties in the Loan Documents or otherwise made by or on behalf of Borrower and each of the other Loan Parties in connection therewith on the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Effective Date, and Agent shall have received written confirmation thereof from the Loan Parties.

For all purposes hereof, notwithstanding the foregoing conditions precedent (i) any Loans made on the Effective Date shall be deemed to have occurred immediately prior to the consummation of the acquisition by CMGI of all of the Equity Interests in MGP and UPS, and (ii) all Loan Documents executed by MGP and/or UPS on or as of the Effective Date shall be deemed to have been executed and delivered immediately following the consummation of such acquisition.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

§ 4.1.            Representations and Warranties of Borrower.  In order to induce each Lender to enter into this Amendment, Borrower and each of the other Loan Parties (as applicable) represent and warrant and, to the extent set forth in certain Sections of the Credit Agreement, covenants to Agent and Lenders as follows:

(a)            The representations and warranties made by Borrower and each of the other Loan Parties in the Amendment Documents or otherwise made by or on behalf of Borrower and each of the other Loan Parties in connection therewith on the date thereof were true and correct in all material respects when made and are true and correct in all material respects on the Effective Date.

First Amendment to Revolving Credit Agreement

(b)            The execution, delivery and performance of this Amendment and the other Amendment Documents to the Loan Parties, or any of them, are or are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (including any required stockholder, partner or member approval), (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, except for such conflicts or breaches that, individually and the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the Organizational Documents of, or any mortgage, indenture, agreement, contract or other instrument binding upon, such Person or any of its properties or to which such Person is subject, except for such conflicts or defaults that, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (v) do not and will not result in or require the imposition of any Lien or other encumbrance on any of the properties, assets or rights of such Person except for the Liens and security title granted by the Loan Documents.

(c)            The execution, delivery and performance by the Loan Parties, or any of them, of this Amendment and the other Amendment Documents to which they are or are to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Person or the authorization, consent or approval of, or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

(d)            The execution and delivery of this Amendment and the other Amendment Documents to which the Loan Parties, or any of them, are or are to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(e)            The most recent financial statements of Borrower delivered to Lenders pursuant to Section 7.4(a) and (b) of the Credit Agreement in all material respects the financial condition of Borrower and its Subsidiaries as of such date and the results of the operations of Borrower and its Subsidiaries, for such period.  Copies of such financial statements have heretofore been delivered to each Lender.  As of the Closing Date there has occurred no materially adverse change in the financial condition or business of Borrower and any of its Subsidiaries, taken as a whole, as shown on or reflected in the balance sheet of Borrower or its Subsidiaries as of September 30, 2014, or its statement of income or cash flows for the fiscal quarter then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of Borrower and Restricted Subsidiaries and any Unrestricted Subsidiary with assets in excess of $5,000,000.

(f)            No Default or Event of Default has occurred and is continuing as of the Effective Date.

First Amendment to Revolving Credit Agreement

ARTICLE V.

MISCELLANEOUS

§ 5.1.            Ratification of Agreements.  The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects.  The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Credit Agreement as hereby amended.  Any reference to the Notes in any other Loan Document shall be deemed to be a reference to the new Notes issued and delivered pursuant to this Amendment. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

§ 5.2.            Survival of Agreements.  All representations, warranties, covenants and agreements of any Loan Party herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans and the issuance and delivery of the new Notes, and shall further survive until all of the Obligations are paid in full.  All statements and agreements contained in any certificate or instrument delivered by any Loan Party hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Loan Parties under this Amendment and under the Credit Agreement.

§ 5.3.            Loan Documents.  This Amendment is, and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

§ 5.4.            GOVERNING LAW.  THIS AMENDMENT AND EACH OF THE OTHER AMENDMENT DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW), AND ANY AND ALL MATTERS IN DISPUTE BETWEEN THE PARTIES TO THIS AMENDMENT ARISING FROM OR RELATING TO THE SUBJECT MATTER HEREOF SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

§ 5.5.            Counterparts.  This Amendment may be executed in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.

First Amendment to Revolving Credit Agreement

§ 5.6.            Indemnification.  Borrower and each other Loan Party waives, discharges, and forever releases Agent, each Lender and each Lender Party from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to such Loan Party or whether any such claims, causes of action, allegations or assertions arose as result of actions or omissions of Agent, any Lender or any Lender Party in connection with the Loan Documents, or any amendments, extensions or modifications thereto, or Agent’s administration of the debt evidenced by the loan documents or otherwise.

§ 5.7.            Entire Agreement.  This Amendment, the other Amendment Documents, the other Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.  Neither this Amendment nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27 of the Credit Agreement.

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First Amendment to Revolving Credit Agreement

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

BORROWER: CORENERGY INFRASTRUCTURE TRUST, INC., a Maryland corporation

By:	/s/ Richard C. Green
Name:	Richard C. Green
Title:	Executive Chairman

[SIGNATURES CONTINUED ON FOLLOWING PAGES]

First Amendment to Revolving Credit Agreement

GUARANTORS:

CORRIDOR PRIVATE HOLDINGS, INC., a Delaware corporation		CORRIDOR PUBLIC HOLDINGS, INC., a Delaware corporation

By:	/s/ Richard C. Green	By:	/s/ Richard C. Green
Name:	Richard C. Green	Name:	Richard C. Green
Title:	Chairman	Title:	Chairman

CORENERGY OPERATING PARTNERSHIP, LP, a Delaware limited partnership By its general partner CorEnergy GP, LLC		MOWOOD CORRIDOR, INC., a Delaware corporation

By:	/s/ Richard C. Green	By:	/s/ Richard C. Green
Name:	Richard C. Green	Name:	Richard C. Green
Title:	Chairman	Title:	Chairman

HUNTON GP, LLC, a Delaware limited liability company		HUNTON CORRIDOR, LP, a Delaware limited partnership By its general partner Hunton GP, LLC

By:	/s/ Richard C. Green	By:	/s/ Richard C. Green
Name:	Richard C. Green	Name:	Richard C. Green
Title:	Executive Chairman	Title:	Executive Chairman

First Amendment to Revolving Credit Agreement

GUARANTORS:

LCP OREGON HOLDINGS, LLC, a Delaware limited liability company		CORRIDOR BISON, LLC, a Delaware limited liability company

By:	/s/ Richard C. Green	By:	/s/ Richard C. Green
Name:	Richard C. Green	Name:	Richard C. Green
Title:	Chairman	Title:	Chairman

CORENERGY BBWS, INC., a Delaware corporation		CORENERGY GP, LLC, a Delaware limited liability company

By:	/s/ Richard C. Green	By:	/s/ Richard C. Green
Name:	Richard C. Green	Name:	Richard C. Green
Title:	Executive Chairman	Title:	Chairman

CORRIDOR MOGAS, INC., a Delaware corporation

By:	/s/ Richard C. Green
Name:	Richard C. Green
Title:

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First Amendment to Revolving Credit Agreement

REGIONS BANK, as a Lender, Swing Line Lender, LC Issuer and as Agent

By:	/s/ Richard S. Kaufman
Name:	Richard S. Kaufman
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender and as Syndication Agent

By:	/s/ Michael T. Letsch
Name:	Michael T. Letsch
Title:	Senior Vice President

First Amendment to Revolving Credit Agreement

SCHEDULE 1.1

LENDERS SCHEDULE

	Commitment Percentage	Commitment
Domestic Lending Office:

Regions Bank	50.000000000%	$45,000,000.00
Address
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Tel: 404/279-7483
Fax: 404/995-7665

LIBOR Lending Office:

Same.

Bank of America, N.A.	50.000000000%	$45,000,000.00
Address
___________________
___________________
Tel: _____________
Fax: _____________

LIBOR Lending Office:

Same.

TOTAL	100.000000000%	$90,000,000.00

SCHEDULE 6.1(b)

Subsidiaries

Subsidiary	Jurisdiction

Restricted
CorEnergy BBWS, Inc.	Delaware
CorEnergy GP, LLC	Delaware
CorEnergy Operating Partnership, LP	Delaware
Corridor Bison, LLC	Delaware
Corridor MoGas, Inc.	Delaware
Corridor Private Holdings, Inc.	Delaware
Corridor Public Holdings, Inc.	Delaware
Hunton Corridor, LP	Delaware
Hunton GP, LLC	Delaware
LCP Oregon Holdings, LLC	Delaware
MoGas Pipeline LLC	Delaware
Mowood Corridor, Inc.	Delaware
United Property Systems, LLC	Delaware

Unrestricted
Corridor Leeds Path West, Inc.	Delaware
Mowood, LLC	Delaware
Omega Pipeline Company	Delaware
Pinedale Corridor, LP	Delaware
Pinedale GP, Inc.	Delaware

Equity Interests
Entity	Jurisdiction	Interest Holder
Lightfoot Capital Partners GP LLC	Delaware	Corridor Private Holdings, Inc.
Lightfoot Capital Partners, LP	Delaware	Corridor Private Holdings, Inc.
VantaCore Partners LP	Delaware	Corridor Private Holdings, Inc.
LONESTAR Midstream Partners, LP	Delaware	CorEnergy Infrastructure Trust, Inc.